                                                            EXHIBIT 23 (d)(i)(a)

                              AMENDED AND RESTATED
                                   SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                     BETWEEN
                                 WT MUTUAL FUND
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                             FUNDS OF WT MUTUAL FUND

                        Wilmington Broad Market Bond Fund
                   Wilmington Multi-Manager International Fund
                         Wilmington Large-Cap Core Fund
                        Wilmington Large-Cap Growth Fund
                     Wilmington Multi-Manager Large-Cap Fund
                      Wilmington Multi-Manager Mid-Cap Fund
                         Wilmington Large-Cap Value Fund
                         Wilmington Municipal Bond Fund
                       Wilmington Prime Money Market Fund
              Wilmington Multi-Manager Real Estate Securities Fund
                  Wilmington Short/ Intermediate-Term Bond Fund
                         Wilmington Short-Term Bond Fund
                         Wilmington Small-Cap Core Fund
                     Wilmington Multi-Manager Small-Cap Fund
                     Wilmington Tax-Exempt Money Market Fund
                  Wilmington U.S. Government Money Market Fund
                   Wilmington Aggressive Asset Allocation Fund
                    Wilmington Moderate Asset Allocation Fund
                  Wilmington Conservative Asset Allocation Fund
                          Wilmington Mid-Cap Core Fund
                        Wilmington Small-Cap Growth Fund
                         Wilmington Small-Cap Value Fund
                         Wilmington ETF Allocation Fund


Dated: November 29, 2005

                              AMENDED AND RESTATED
                                   SCHEDULE B
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                     BETWEEN
                                 WT MUTUAL FUND
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                        INVESTMENT ADVISORY FEE SCHEDULE

                                                           ANNUAL FEE AS A PERCENTAGE
FUND                                                       OF AVERAGE DAILY NET ASSETS ("ASSETS")

Wilmington Broad Market Bond                               0.35% of the first $1 billion in Assets; 0.30% of the
                                                           next $1 billion in Assets; 0.25% of Assets; over $2
                                                           billion

Wilmington Multi-Manager International                     0.35% of Assets

Wilmington Large-Cap Core                                  0.60% of the first $1 billion in Assets;
                                                           0.55% of the next $1 billion in Assets; and
                                                           0.50% of Assets over $2 billion.

Wilmington Large-Cap Growth                                0.60% of the first $1 billion in Assets;
                                                           0.55% of the next $1 billion in Assets; and
                                                           0.50% of Assets over $2 billion

Wilmington Multi-Manager Large-Cap                         0.35% of Assets

Wilmington Large-Cap Value                                 0.60% of the first $1 billion in Assets;
                                                           0.55% of the next $1 billion in Assets; and
                                                           0.50% of Assets over $2 billion
Wilmington Multi-Manager Mid Cap                           0.35% of Assets

Wilmington Municipal Bond                                  0.35% of the first $1 billion in Assets;
                                                           0.30% of the next $1 billion in Assets;
                                                           0.25% of Assets; over $2 billion

Wilmington Prime Money Market                              0.37% of the first $1 billion in Assets;
                                                           0.33% of the next $500 million in Assets;
                                                           0.30% of the next $500 million in Assets; and
                                                           0.27% of Assets over $2 billion

Wilmington Multi-Manager Real Estate Securities            0.35% of Assets


                                                           ANNUAL FEE AS A PERCENTAGE
FUND                                                       OF AVERAGE DAILY NET ASSETS ("ASSETS")
Wilmington Short/ Intermediate-Term Bond                   0.35% of the first $1 billion in of Assets;
                                                           0.30% of the next $1 billion in Assets;
                                                           0.25% of Assets over $2 billion

Wilmington Short-Term Bond                                 0.35% of the first $1 billion in Assets;
                                                           0.30% of the next $1 billion in Assets;
                                                           0.25% of Assets over $2 billion

Wilmington Small-Cap Core                                  0.75% on those Assets directly managed by RSMC

Wilmington Multi-Manager Small-Cap                         0.35% of Assets

Wilmington Tax-Exempt                                      0.37% of the first $1 billion in assets;
                                                           0.33% of the next $500 million in assets;
                                                           0.30% of the next $500 million in assets; and
                                                           0.27% of assets over $2 billion

Wilmington U.S.  Government                                0.37% of the first $1 billion in Assets;
                                                           0.33% of the next $500 million in Assets;
                                                           0.30% of the next $500 million in Assets; and
                                                           0.27% of Assets over $2 billion

Wilmington Mid-Cap Core                                    0.70% of the first $1 billion in Assets; 0.65% of
                                                           the next $1 billion in Assets; and 0.60% of
                                                           Assets over $2 billion.

Wilmington Small-Cap Growth                                0.75% of the first $1 billion in Assets; 0.70% of
                                                           the next $1 billion in Assets; and 0.65% of
                                                           Assets over $2 billion.

Wilmington Small-Cap Value                                 0.75% of the first $1 billion in Assets; 0.70% of
                                                           the next $1 billion in Assets; and 0.65% of
                                                           Assets over $2 billion.

Wilmington ETF Allocation                                  0.50% of the first $1 billion in Assets; 0.45% of
                                                           the next $1 billion in Assets; and 0.40% of
                                                           Assets over $2 billion.

Dated: November 29, 2005